Exhibit 99.1

Exterran Holdings and Exterran Partners Report
First Quarter 2010 Results

HOUSTON, May 6, 2010 – Exterran Holdings, Inc. (NYSE: EXH) and Exterran Partners, L.P. (NASDAQ: EXLP) today reported financial results for the first quarter 2010.

Exterran Holdings, Inc. Financial Results

Exterran Holdings reported net income attributable to Exterran stockholders for the first quarter 2010 of $16.7 million, or $0.27 per diluted share, compared to net income attributable to Exterran stockholders for the fourth quarter 2009 of $22.6 million, or $0.37 per diluted share, and a net loss attributable to Exterran stockholders for the first quarter 2009 of $59.4 million, or $0.97 per diluted share.

Net loss from continuing operations attributable to Exterran stockholders for the first quarter 2010 was $1.5 million, or $0.02 per diluted share, excluding an after-tax gain of $8.8 million on the sale of assets related to our former Cawthorne Channel project and a non-cash after-tax asset impairment charge of $1.1 million.  Net loss from continuing operations for the fourth quarter 2009 attributable to Exterran stockholders, excluding charges, was $16.9 million, or $0.27 per diluted share, and net income from continuing operations for the first quarter 2009 attributable to Exterran stockholders, excluding charges, was $31.6 million, or $0.51 per diluted share.

Revenue was $576.3 million for the first quarter 2010, compared to $654.7 million for the fourth quarter 2009 and $703.2 million for the first quarter 2009.  EBITDA, as adjusted (as defined below), was $123.9 million for the first quarter 2010, compared to $139.6 million for the fourth quarter 2009 and $163.9 million for the first quarter 2009.

Ernie L. Danner, Exterran Holdings’ President and Chief Executive Officer, said, “With a continued focus on controlling operating and capital costs throughout the company, we generated significant cash flow and reduced our outstanding debt balance by $117 million in the first quarter.  While we are encouraged by the continuing stabilization of our North America contract operations compression fleet utilization, we believe weak natural gas prices may limit our near-term growth opportunities.  We are pleased about our recently announced agreement to build, own and operate two gas processing plants under long-term contracts in the Appalachian Basin in the northeast United States, an example of our strategy to meet customers’ needs by delivering Exterran’s unique combination of capital, engineering, manufacturing and service expertise.

“We are optimistic about the longer-term outlook for our business.  This outlook is driven by an improvement in the overall level of new business inquiry and bid activity for our worldwide products and services.  We also believe the growth opportunities associated with industry development of emerging shale gas plays in North America and energy infrastructure projects in Latin America and the Eastern Hemisphere will be beneficial to us over the long-term.  We continue to anticipate net capital expenditures of $250 million to $300 million in 2010 to meet some of these opportunities, and believe we will continue to generate positive operating cash flow after capital expenditures for the remainder of the year and the foreseeable future.”

Exterran Partners, L.P. Financial Results

Exterran Partners reported revenue of $52.7 million for the first quarter 2010, compared to $47.1 million for the fourth quarter 2009 and $48.2 million for the first quarter 2009.  Net income was $1.4 million, or $0.05 per diluted limited partner unit, for the first quarter 2010, compared to $3.3 million, or $0.13 per diluted limited partner unit, for the fourth quarter 2009 and $6.7 million, or $0.33 per diluted limited partner unit, for the first quarter 2009.

Exterran Partners’ EBITDA, as further adjusted (as defined below), totaled $22.4 million for the first quarter 2010, compared to $21.6 million for the fourth quarter 2009 and $22.8 million for the first quarter 2009.  Distributable cash flow (as defined below) totaled $14.4 million for the first quarter 2010, compared to $13.2 million for the fourth quarter 2009 and $13.2 million for the first quarter 2009.

“First quarter performance was enhanced by continuing cost controls and a full quarter contribution from the acquisition of an additional 270,000 horsepower from Exterran Holdings completed in November 2009,” commented Mr. Danner, Chairman, President and Chief Executive Officer of Exterran Partners’ managing general partner.  “While we are encouraged by the financial and operating performance, solid distributable cash flow coverage and increased operating horsepower during the quarter, the weak natural gas price environment is a near-term concern.”

On April 30, 2010, Exterran Partners announced a cash distribution of $0.4625 per limited partner unit for the first quarter 2010, the same level as in the fourth quarter 2009 and the first quarter 2009.  This distribution will be paid on May 14, 2010 to unitholders of record as of the close of business on May 11, 2010.

Conference Call Details
Exterran Holdings, Inc. (NYSE: EXH) and Exterran Partners, L.P. (NASDAQ: EXLP) announce the following schedule and teleconference information for their first quarter 2010 earnings release:

•
Teleconference: Thursday, May 6, 2010 at 11:00 a.m. Eastern Time, 10:00 a.m. Central Time.  To access the call, United States and Canadian participants should dial 888-895-5271. International participants should dial 847-619-6547 at least 10 minutes before the scheduled start time. Please reference Exterran conference call number 26940619.

•	Live Webcast: The webcast will be available in listen-only mode via the companies’ website: www.exterran.com.

•
Webcast Replay: For those unable to participate, a replay will be available from 2:00 p.m. Eastern Time on Thursday, May 6, 2010, until 2:00 p.m. Eastern Time on Thursday, May 13, 2010. To listen to the replay, please dial 888-843-8996 in the United States and Canada, or 630-652-3044 internationally, and enter access code 26940619.

*****
With respect to Exterran Holdings, EBITDA, as adjusted, a non-GAAP measure, is defined as income (loss) from continuing operations plus income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, merger and integration expenses, restructuring charges, excluding non-recurring items, and extraordinary gains or losses.

With respect to Exterran Partners, EBITDA, as further adjusted, a non-GAAP measure, is defined as net income (loss) plus income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, non-cash selling, general and administrative (“SG&A”) expenses and any amounts by which cost of sales and SG&A costs are reduced as a result of caps on these costs contained in the omnibus agreement to which Exterran Holdings and Exterran Partners are parties (the “Omnibus Agreement”), which amounts are treated as capital contributions from Exterran Holdings for accounting purposes, and excluding non-recurring items.

With respect to Exterran Partners, distributable cash flow, a non-GAAP measure, is defined as net income plus depreciation and amortization expense, impairment charges, non-cash SG&A expenses, interest expense and any amounts by which cost of sales and SG&A costs are reduced as a result of caps on these costs contained in the Omnibus Agreement, which amounts are treated as capital contributions from Exterran Holdings for accounting purposes, less cash interest expense and maintenance capital expenditures, and excluding gains/losses on asset sales and non-recurring items.

With respect to Exterran Holdings, Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense).

With respect to Exterran Partners, Gross Margin, as adjusted, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense) plus any amounts by which cost of sales are reduced as a result of caps on these costs contained in the Omnibus Agreement, which amounts are treated as capital contributions from Exterran Holdings for accounting purposes.

About Exterran Holdings and Exterran Partners
Exterran Holdings, Inc. is a global market leader in full service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications.  Exterran Holdings serves customers across the energy spectrum—from producers to transporters to processors to storage owners.  Headquartered in Houston, Texas, Exterran and its over 10,000 employees have operations in over 30 countries.

Exterran Partners, L.P. provides natural gas contract operations services to customers throughout the United States.  Exterran Holdings indirectly owns a majority interest in Exterran Partners.

For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Exterran Holdings and Exterran Partners (the “Companies”), which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: the Companies’ operational and financial strategies and ability to successfully effect those strategies; the Companies’ expected future capital expenditures; the Companies’ expectations regarding future economic and market conditions; and the Companies’ financial and operational outlook and ability to fulfill that outlook.

While the Companies believe that the assumptions concerning future events are reasonable, they caution that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of their business.  Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on the Companies and their customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil and natural gas and the impact on the price of oil and natural gas; Exterran Holdings’ ability to timely and cost-effectively obtain components necessary to conduct the Companies’ business; changes in political or economic conditions in key operating markets, including international markets; changes in safety and environmental regulations pertaining to the production and transportation of oil and natural gas; and, as to each of the Companies, the performance of the other entity.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Holdings’ Annual Report on Form 10-K for the year ended December 31, 2009, Exterran Partners’ Annual Report on Form 10-K for the year ended December 31, 2009, and those set forth from time to time in the Companies’ filings with the Securities and Exchange Commission, which are currently available at www.exterran.com.  Except as required by law, the Companies expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

Exterran Contact Information:
Investors: David Oatman (281) 836-7035
Media: Susan Nelson (281) 836-7297

SOURCE: Exterran Holdings, Inc. and Exterran Partners, L.P.

EXTERRAN HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2010	2009	2009
Revenues:
North America contract operations	$152,627	$154,900	$194,393
International contract operations	109,740	109,448	90,679
Aftermarket services	70,323	79,312	75,531
Fabrication	243,618	311,055	342,609
	576,308	654,715	703,212

Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
North America contract operations	71,375	66,033	83,705
International contract operations	40,855	40,701	32,805
Aftermarket services	56,612	64,994	59,754
Fabrication	196,873	265,855	286,714
Selling, general and administrative	84,051	84,529	85,111
Depreciation and amortization	91,775	97,028	82,073
Long-lived asset impairment	1,707	4,704	5,600
Restructuring charges	-	1,933	1,704
Interest expense	32,934	33,577	26,734
Equity in (income) loss of non-consolidated affiliates	-	(1,541)	91,117
Other (income) expense, net	(2,183)	(27,797)	(3,362)
	573,999	630,016	751,955

Income (loss) before income taxes	2,309	24,699	(48,743)
Provision for (benefit from) income taxes	(3,999)	50,190	10,963
Income (loss) from continuing operations	6,308	(25,491)	(59,706)
Income from discontinued operations, net of tax	10,425	49,112	1,806
Net income (loss)	16,733	23,621	(57,900)
Less: net income attributable to the noncontrolling interest	(71)	(1,036)	(1,514)
Net income (loss) attributable to Exterran stockholders	$16,662	$22,585	$(59,414)

Basic income (loss) per common share:
Income (loss) from continuing operations attributable to Exterran stockholders	$0.10	$(0.43)	$(1.00)
Income from discontinued operations attributable to Exterran stockholders	0.17	0.80	0.03
Net income (loss) attributable to Exterran stockholders	$0.27	$0.37	$(0.97)

Diluted income (loss) per common share:
Income (loss) from continuing operations attributable to Exterran stockholders	$0.10	$(0.43)	$(1.00)
Income from discontinued operations attributable to Exterran stockholders	0.17	0.80	0.03
Net income (loss) attributable to Exterran stockholders	$0.27	$0.37	$(0.97)

Weighted average common and equivalent shares outstanding:
Basic	61,836	61,651	61,209
Diluted	62,546	61,651	61,209

Income (loss) attributable to Exterran stockholders:
Income (loss) from continuing operations	$6,237	$(26,527)	$(61,220)
Income from discontinued operations, net of tax	10,425	49,112	1,806
Net income (loss) attributable to Exterran stockholders	$16,662	$22,585	$(59,414)

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	March 31,	December 31,	March 31,
	2010	2009	2009
Revenues:
North America contract operations	$152,627	$154,900	$194,393
International contract operations	109,740	109,448	90,679
Aftermarket services	70,323	79,312	75,531
Fabrication	243,618	311,055	342,609
Total	$576,308	$654,715	$703,212

Gross Margin (1):
North America contract operations	$81,252	$88,867	$110,688
International contract operations	68,885	68,747	57,874
Aftermarket services	13,711	14,318	15,777
Fabrication	46,745	45,200	55,895
Total	$210,593	$217,132	$240,234

Selling, General and Administrative	$84,051	$84,529	$85,111
% of Revenues	15%	13%	12%

EBITDA, as adjusted (1)	$123,862	$139,594	$163,924
% of Revenues	21%	21%	23%

Capital Expenditures	$47,861	$65,341	$122,502
Less: Proceeds from Sale of PP&E	(5,386)	(51,587)	(3,194)
Net Capital Expenditures	$42,475	$13,754	$119,308

Gross Margin Percentage:
North America contract operations	53%	57%	57%
International contract operations	63%	63%	64%
Aftermarket services	19%	18%	21%
Fabrication	19%	15%	16%
Total	37%	33%	34%

Total Available Horsepower (at period end):
North America contract operations	4,293	4,321	4,576
International contract operations	1,232	1,234	1,180
Total	5,525	5,555	5,756

Total Operating Horsepower (at period end):
North America contract operations	2,838	2,867	3,308
International contract operations	1,022	1,032	1,018
Total	3,860	3,899	4,326

Total Operating Horsepower (average):
North America contract operations	2,855	2,920	3,389
International contract operations	1,026	1,022	1,041
Total	3,881	3,942	4,430

Horsepower Utilization (at period end):
North America contract operations	66%	66%	72%
International contract operations	83%	84%	86%
Total	70%	70%	75%

Fabrication Backlog:
Compression & accessory	$276,966	$296,850	$354,816
Production & processing equipment	488,204	515,607	695,792
Total	$765,170	$812,457	$1,050,608

Debt to Capitalization:
Debt	$2,143,945	$2,260,936	$2,553,908
Exterran stockholders' equity	1,654,724	1,639,997	1,980,704
Capitalization	$3,798,669	$3,900,933	$4,534,612
Total Debt to Capitalization	56.4%	58.0%	56.3%

(1) Management believes disclosure of EBITDA, as adjusted, and Gross Margin, both non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as adjusted, and Gross Margin as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as adjusted, is used by management as a valuation measure.

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2010	2009	2009

Reconciliation of GAAP to Non-GAAP Financial Information:

Income (loss) from continuing operations	$6,308	$(25,491)	$(59,706)
Depreciation and amortization	91,775	97,028	82,073
Long-lived asset impairment	1,707	4,704	5,600
Restructuring charges	-	1,933	1,704
Investment in non-consolidated affiliates (income) impairment	-	(1,541)	96,556
Interest expense	32,934	33,577	26,734
Gain on sale of our investment in the subsidiary that owns the barge mounted processing plant and
other related assets used on the Cawthorne Channel Project	-	(20,806)	-
Gain on sale of a loan and our interest in an entity related to the Cawthorne Channel Project	(4,863)	-	-
Provision for (benefit from) income taxes	(3,999)	50,190	10,963
EBITDA, as adjusted (1)	123,862	139,594	163,924
Selling, general and administrative	84,051	84,529	85,111
Equity in (income) loss of non-consolidated affiliates	-	(1,541)	91,117
Investment in non-consolidated affiliates impairment	-	1,541	(96,556)
Gain on sale of our investment in the subsidiary that owns the barge mounted processing plant and
other related assets used on the Cawthorne Channel Project	-	20,806	-
Gain on sale of a loan and our interest in an entity related to the Cawthorne Channel Project	4,863	-	-
Other (income) expense, net	(2,183)	(27,797)	(3,362)
Gross Margin (1)	$210,593	$217,132	$240,234

Net income (loss) attributable to Exterran stockholders	$16,662	$22,585	$(59,414)
Income from discontinued operations	(10,425)	(49,112)	(1,806)
Charges, after-tax:
Long-lived asset impairment	1,075	2,975	3,584
Restructuring charges	-	1,276	1,091
Investment in non-consolidated affiliates impairment	-	(1,541)	88,156
Gain on sale of our investment in the subsidiary that owns the barge mounted processing plant and
other related assets used on the Cawthorne Channel Project	-	(12,067)	-
Gain on sale of a loan and our interest in an entity related to the Cawthorne Channel Project	(8,807)	-	-
Tax provision related to legal entity restructuring and foreign tax assessment for prior period	-	18,959	-
Net income (loss) from continuing operations attributable to Exterran stockholders, excluding charges	$(1,495)	$(16,925)	$31,611

Diluted income (loss) from continuing operations attributable to Exterran stockholders	$0.10	$(0.43)	$(1.00)
Adjustment for charges, after-tax, per common share	(0.12)	0.16	1.51
Diluted net income (loss) from continuing operations attributable to Exterran stockholders per common share,
excluding charges (1)	$(0.02)	$(0.27)	$0.51

(1) Management believes disclosure of EBITDA, as adjusted, diluted income (loss) attributable to Exterran stockholders per common share, excluding charges, and Gross Margin, non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as adjusted, diluted income per common share from continuing operations, excluding charges, and Gross Margin as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as adjusted, is used by management as a valuation measure.

EXTERRAN PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per unit amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2010	2009	2009

Revenue	$52,710	$47,102	$48,233

Costs and expenses:
Cost of sales (excluding depreciation and amortization)	25,851	21,320	22,182
Depreciation and amortization	11,878	10,398	8,334
Long-lived asset impairment	231	156	-
Selling, general and administrative	7,695	7,713	6,001
Interest expense	5,692	5,640	4,819
Other (income) expense, net	(236)	(1,559)	27
Total costs and expenses	51,111	43,668	41,363
Income before income taxes	1,599	3,434	6,870
Income tax expense	173	117	149
Net income	$1,426	$3,317	$6,721

General partner interest in net income	$340	$377	$383

Limited partner interest in net income	$1,086	$2,940	$6,338

Weighted average limited partners' units outstanding:
Basic	23,871	21,798	19,101

Diluted	23,876	21,830	19,103

Earnings per limited partner unit:
Basic	$0.05	$0.13	$0.33

Diluted	$0.05	$0.13	$0.33

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts and percentages)

	Three Months Ended
	March 31,		December 31,		March 31,
	2010		2009		2009

Revenue	$52,710		$47,102		$48,233

Gross Margin, as adjusted (1)	$29,653		$26,938		$28,704

EBITDA, as further adjusted (1)	$22,384		$21,592		$22,766
% of Revenue	42%		46%		47%

Capital Expenditures	$2,570		$3,199		$7,201
Proceeds from Sale of Compression Equipment	-		(4,457)		-
Net Capital Expenditures	$2,570		$(1,258)		$7,201

Gross Margin percentage, as adjusted	56%		57%		60%

Distributable cash flow (2)	$14,397		$13,207		$13,226

Distributions per Limited Partner Unit	$0.4625		$0.4625		$0.4625
Distribution to All Unitholders, including Incentive Distributions	$11,589		$11,580		$9,271
Distributable Cash Flow Coverage	1.24	x	1.14	x	1.43	x

	March 31,		December 31,		March 31,
	2010		2009		2009

Debt	$430,500		$432,500		$400,250
Total Partners' Capital	$253,057		$258,308		$177,513
Total Debt to Capitalization	63%		63%		69%
EBITDA, as further adjusted (1) to Interest Expense	3.9	x	3.8	x	4.7	x

(1) Management believes disclosure of EBITDA, as further adjusted, and Gross Margin, as adjusted, both non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as further adjusted, and Gross Margin, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as further adjusted, is used by management as a valuation measure.

(2) Distributable cash flow, a non-GAAP measure, is a significant liquidity metric used by management to compare basic cash flows generated by us to the cash distributions we expect to pay our partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2010	2009	2009

Reconciliation of GAAP to Non-GAAP Financial Information:

Net income	$1,426	$3,317	$6,721
Income tax expense	173	117	149
Depreciation and amortization	11,878	10,398	8,334
Long-lived asset impairment	231	156	-
Cap on operating and selling, general and administrative
costs provided by Exterran Holdings ("EXH")	2,794	1,708	2,653
Non-cash selling, general and administrative costs	190	256	90
Interest expense, net of interest income	5,692	5,640	4,819
EBITDA, as further adjusted (1)	22,384	21,592	22,766
Cash selling, general and administrative costs	7,505	7,457	5,911
Less: cap on selling, general and administrative costs provided by EXH	-	(552)	-
Less: other income, expense, net	(236)	(1,559)	27
Gross Margin, as adjusted for operating cost caps provided by EXH (1)	$29,653	$26,938	$28,704
Other (income), expense, net	236	1,559	(27)
Expensed acquisition costs	-	452	-
Less: Gain on sale of compression equipment	(247)	(2,011)	-
Less: Cash interest expense	(5,420)	(5,420)	(4,686)
Less: Cash selling, general and administrative, as adjusted for
cost caps provided by EXH	(7,505)	(6,905)	(5,911)
Less: Income tax expense	(173)	(117)	(149)
Less: Maintenance capital expenditures	(2,147)	(1,289)	(4,705)
Distributable cash flow (2)	$14,397	$13,207	$13,226

Cash flows from operating activities	$15,773	$5,759	$11,222
Amortization of debt issuance cost	(235)	(184)	(95)
Amortization of fair value of acquired interest rate swaps	(37)	(37)	(38)
Provision for doubtful accounts	-	(401)	(150)
Cap on operating and selling, general and administrative costs provided by EXH	2,794	1,708	2,653
Interest expense, net of interest income	5,692	5,640	4,819
Expensed acquisition costs	-	452	-
Cash interest expense	(5,420)	(5,420)	(4,686)
Maintenance capital expenditures	(2,147)	(1,289)	(4,705)
Change in current assets/liabilities	(2,023)	6,979	4,206
Distributable cash flow (2)	$14,397	$13,207	$13,226

Net income	$1,426	$3,317	$6,721
Long-lived asset impairment	231	156	-
Net income, excluding charge	$1,657	$3,473	$6,721

Diluted earnings per limited partner unit	$0.05	$0.13	$0.33
Adjustment for charge per limited partner unit	-	0.01	-
Diluted earnings per limited partner unit, excluding charge (1)	$0.05	$0.14	$0.33

(1) Management believes disclosure of EBITDA, as further adjusted, diluted earnings per limited partner unit, excluding charge, and Gross Margin, as adjusted, non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as further adjusted, diluted earnings per limited partner unit, excluding charge, and Gross Margin, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as further adjusted, is used by management as a valuation measure.

(2) Distributable cash flow, a non-GAAP measure, is a significant liquidity metric used by management to compare basic cash flows generated by us to the cash distributions we expect to pay our partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	March 31,	December 31,	March 31,
	2010	2009	2009

Total Available Horsepower (at period end)	1,318	1,304	1,041

Total Operating Horsepower (at period end)	1,060	1,050	887

Average Operating Horsepower	1,060	908	900

Horsepower Utilization:
Spot (at period end)	80%	81%	85%
Average	81%	79%	87%

Combined U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners covered by contracts converted to service
agreements (at period end)	1,805	1,764	1,812

Available Horsepower:

Total Available U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners (at period end)	4,185	4,213	4,464

% of U.S. Contract Operations Available Horsepower of Exterran
Holdings and Exterran Partners covered by contracts converted
to service agreements (at period end)	43%	42%	41%

Operating Horsepower:

Total Operating U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners (at period end)	2,785	2,813	3,247

% of U.S. Contract Operations Operating Horsepower of Exterran
Holdings and Exterran Partners covered by contracts converted
to service agreements (at period end)	65%	63%	56%